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                                                                   EXHIBIT 10.1


                             LEASE TERMINATION AND
                         OPERATIONS TRANSFER AGREEMENT

         THIS LEASE TERMINATION AND OPERATIONS TRANSFER AGREEMENT (the "Agreement") is made and entered into as of the 31st day of March, 2002 by and between (i) DIVERSICARE ASSISTED LIVING SERVICES NC, LLC, a Tennessee limited liability company ("Lessee") and ADVOCAT INC., a Delaware corporation ("Advocat"), and (ii) PIERCE MANAGEMENT GROUP FIRST PARTNERSHIP, a North Carolina general partnership ("PMG I"), PIERCE MANAGEMENT GROUP FIFTH PARTNERSHIP, a North Carolina general partnership ("PMG V"), PIERCE, PIERCE AND HALL, a North Carolina general partnership ("PPH"), GUY S. PIERCE, individually ("Guy Pierce"), A. STEVE PIERCE and wife MARY LOU PIERCE (the "Pierces") and A. STEVE PIERCE, individually ("Steve Pierce") (PMG I, PMG V, PPH, Guy Pierce, the Pierces and Steve Pierce being hereinafter referred to collectively as the "Lessors" and individually as a "Lessor").

                                    RECITALS

         A. Pursuant to the thirteen (13) Lease Agreements (With Option to Purchase) identified on Exhibit A attached hereto by and between Lessee and, as applicable, PMG I, PMG V, PPH and the Pierces (each a "Lease" and collectively, the "Leases"), and the Sublease Agreement identified on Exhibit A attached hereto by and between Lessee and Guy Pierce (the "Sublease"), Lessee is currently the lessee of the twelve (12) adult care home facilities (with apartment units, as and where so stated), the manager's home and the office building identified on Exhibit A attached hereto, all located in the State of North Carolina as more particularly set forth in Exhibit A attached hereto.

         B. Pursuant to the two (2) Assignment and Assumption of Leases identified on Exhibit A attached hereto between Lessee and PMG I (the "Assignments"), the rights and obligations of PMG I, as lessee, under the two
(2) Lease Agreements with Hazel Powell identified on Exhibit A attached hereto (the "Assigned Leases") were assigned to and assumed by Lessee, so that Lessee is currently the lessee of the adult care home facility and the manager's home identified on Exhibit A attached hereto and located in Rocky Mount, North Carolina. The adult care home facilities (with apartment units, as and where so stated), manager's homes and the office building identified on Exhibit A attached hereto that are leased by Lessee pursuant to the Leases, the Sublease and the Assigned Leases are hereinafter referred to individually as a "Facility" and collectively as the "Facilities".

         C. Advocat has guaranteed the payment and performance by Lessee of its obligations under each of the Leases, the Sublease and the Assigned Leases pursuant to and in accordance with the terms and provisions of the five
(5) Guaranty of Lease Agreements and the Guaranty of Sublease Agreement identified on Exhibit B attached hereto (each a "Guaranty" and collectively the "Guarantys").


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         D.       The Leases, the Sublease and the Assignments were made,
executed and delivered in connection with the acquisition by Lessee, as Buyer, of certain assets of the Lessors and certain affiliates and related parties, as Sellers and Owners, pursuant to an Asset Purchase Agreement dated July 23, 1997, as amended by Amendment No. 1 to Asset Purchase Agreement dated September 30, 1997 (the "Asset Purchase Agreement"). Lessors and Lessee now wish to terminate each of the Leases with possession and operation of all of the Leased Property (as described and defined in each of the Leases) and the Subleased Property (as defined and described in the Sublease) being returned to the applicable Lessor. Lessee and PMG I further wish to terminate the Assignments, with possession and operation of the premises and property that are the subject of the Assigned Leases being returned to PMG I. In connection with such termination, Lessee is willing to transfer to each Lessor certain assets related to each Facility and each Lessor is willing to assume certain obligations with respect to each Facility, subject to the terms and conditions set forth in this Agreement. In addition, the parties hereto desire to make certain releases and other agreements relating to the Facilities, certain other adult care home facilities, and certain affiliates of the parties hereto, all as more particularly set forth herein.

         E. In order to facilitate an orderly transfer of the operations of each Facility from Lessee to each Lessor, Lessee and Lessors desire to document certain terms and conditions relevant to the termination of the Leases, the Sublease, the Assignments and the transfer of operational control and responsibility for each Facility.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties set forth herein, the parties hereto agree as follows:

                                   AGREEMENT

         1. Termination and Assignment; Surrender of Leased Property; Releases of Guarantys.

                  1.1 Termination Date. If all of the conditions to the completion of the transactions contemplated herein are satisfied, the closing of the transactions contemplated herein (the "Termination Date") shall occur and be effective as of 12:01 a.m. on May 1, 2002, or such other date as the parties shall mutually agree.

                  1.2 Termination of Leases and Sublease. Effective as of the Termination Date each of the Leases and the Sublease shall and will be cancelled and terminated, and all of their respective terms and conditions (including without limitation the option to purchase the Leased Property provided to Lessee under the Leases) shall and will be deemed to be of no further force and effect, with the same effect as if the Termination Date was the expiration date of each Lease and the Sublease. Each Lessor and Lessee hereby declares that, effective as of the Termination Date, except as otherwise expressly provided in Section 9.3, all obligations and duties of the Lessee pursuant to the Leases and the Sublease are hereby terminated. On the Termination Date, Lessee and each Lessor shall execute and deliver a Notice of Termination of Lease for each Lease, in the form attached hereto as Exhibit C, evidencing the termination of each Lease and sufficient for recording in the real estate records of the counties in which each Facility is located.


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                  1.3      Termination of Assignments. Effective as of the
Termination Date, each of the Assignments shall and will be cancelled and terminated, and all of the terms and conditions thereof shall and will be deemed to be of no further force and effect. PMG hereby declares that, effective as of the Termination Date, all obligations and duties of Lessee under and pursuant to each of the Assignments are hereby terminated. On the Termination Date, Lessee will assign to PMG I, and PMG I will assume, all of the rights and obligations of the Lessee under each of the Assigned Leases pursuant to an Assignment and Assumption of Leases in the form attached hereto as Collective Exhibit D to be executed by Lessee and PMG I. On or before the Termination Date, PMG I shall obtain the acknowledgment and consent, in writing, of the Lessor under the Assigned Leases, and that of any other necessary party, to the assignment of the Assigned Leases back to PMG I and the release of Lessee from its duties and obligations as lessee under each of the Assigned Leases.

                  1.4 Delivery of Leased Property; Transfer of Lessee's Personal Property. On the Termination Date, Lessee will vacate and surrender to each Lessor, as applicable, and will deliver possession and control to each Lessor, as applicable of the following: (i) all of the Leased Property that is the subject of each Lease, (ii) all of the Subleased Property that is the subject of the Sublease, and (iii) the premises and other property that is the subject of the Assigned Leases. On the Termination Date, Lessee will also transfer, assign and deliver to the applicable Lessor for each Facility all of Lessee's right, title and interest in and to, and the possession and control of, all equipment, motor vehicles, machinery, furniture, fixtures, trade fixtures, inventory of goods and supplies and all other tangible and intangible personal property owned or leased by Lessee and located at or used in connection with and necessary for the operation of each Facility ("Lessee's Personal Property"), including (x) the right to the use of the name under which each Facility is doing business or has done business during Lessee's use and occupancy, and (y) the operations, policies and procedures manual of each Facility as in place at the time the Facility was leased to Lessee; but excluding (i) any leased property that is the subject of a Declined Contract (as defined in Paragraph 8), (ii) Lessee's wide area network and associated software provided on the Diversicare wide area network, (iii) Lessee's continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property of Lessee, and (iv) any rights in or to the use of the name "Advocat" or "Diversicare", or any derivative thereof, and subject to the rights of any lessors of any of Lessee's Personal Property. The computers and component parts at the Kernersville office building belonging to the Lessors that were removed and stored in the warehouse of Lessors when Lessee moved its headquarters from that Facility will be reinstalled by Lessee in the Kernersville office building prior to, and will be operable on, the Termination Date. On the Termination Date, Lessee will make, execute and deliver a Bill of Sale and Assignment in the form attached hereto as Exhibit E sufficient to transfer Lessee's interest in Lessee's Personal Property to the applicable Lessor. The presence of the Lessee's Personal Property at each Facility on the Termination Date shall constitute delivery thereof. Any items of Lessee's Personal Property containing the name or logo of "Diversicare" or "Advocat", or any derivative thereof, at any Facility as of the Termination Date shall be replaced and either destroyed by Lessors or returned to Lessee. As of the Termination Date, Lessors will discontinue the use of any stationary or other supplies at any Facility which contain reference to such names.


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                  1.5      Termination and Release of Advocat Guarantys.
Effective as of the Termination Date, each of the Lessors shall and does hereby irrevocably and unconditionally release and forever discharge Advocat, its successors and assigns, of and from any and all claims, demands, actions, causes of action, rights, remedies or suits which each and everyone of the Lessors ever had, now has or might have against Advocat, its successor and assigns, arising out of, related to or connected with each and every one of the Guarantys. Each Lessor hereby declares that, effective as of the Termination Date, each and every one of the Guarantys shall be and hereby is cancelled and terminated and that Advocat shall and does not have any obligations or liabilities whatsoever under any one or all of the Guarantys to any of the Lessors named therein or any other party. On the Termination Date, Lessors shall deliver to Advocat the executed original of each Guaranty, clearly marked to indicate its termination and the release and discharge of Advocat from any liability or obligation with respect thereto.

                  1.6 Termination and Release of Pierce Non-Compete Agreements. Effective as of the Termination Date, Guy Pierce, Steve Pierce, the Pierces, PMG I, PMG V, PPH and each of the other persons or entities identified as Sellers and Owners under the Asset Purchase Agreement shall be and hereby are released and discharged from the covenants and agreements not to compete against Advocat or Lessee contained and set forth in (i) Article XIV of the Asset Purchase Agreement, (ii) Paragraph 7 of the Employment Agreement by and between Lessee and Guy Pierce dated as of October 1, 1997 and (iii) Paragraph 7 of the Consulting Agreement by and between Lessee and Steve Pierce dated as of October 1, 1997 (collectively, the "NonCompete Restrictions"). Advocat and Lessee hereby declare that, effective as of the Termination Date, each of the NonCompete Restrictions, including the NonCompete Period and the NonCompete Area described therein, shall be and hereby are cancelled and terminated and will be deemed to be of no further force and effect, with the same effect as if the Termination Date was the expiration date of each of the NonCompete Restrictions. As a condition to and in consideration of such release of the NonCompete Restrictions and the transactions contemplated hereby, Guy Pierce and Steve Pierce hereby covenant and agree with Advocat and Lessee that, effective as of the Termination Date, during the NonCompete Period (as defined herein) and within the NonCompete Area (as defined herein), neither Guy Pierce nor Steve Pierce, nor any partnership, corporation, limited liability company or other entity of which they may be or become a shareholder, partner or member (including, without limitation any of the Lessors) shall directly or indirectly: (1) except for the Facilities acquired pursuant to this Agreement and except for any adult care homes which they may acquire by purchase or lease that are already in operation as of the date of this Agreement, acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of, or exercise management control over any health care operation or business which provides any services competitive with the services provided by the Business (as defined herein); or (2) interfere with or attempt to interfere with any past or present relationship, contractual or legal, between Advocat, Lessee or any affiliate of Advocat or Lessee, on the one hand, and any customer, resident, physician, physician group, or healthcare provider with whom Advocat, Lessee or any affiliate of Advocat or Lessee contracts with in connection with the operation of the Business in the NonCompete Area, on the other hand. The "Business" shall mean the business of an adult care home (as that term is defined in current Chapter 131D of the NCGS General Statutes). The "NonCompete Period" shall commence on the Termination Date and terminate on the fifth (5th) anniversary thereof. The "NonCompete Area"


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shall mean the area within North Carolina or Virginia and within a fifteen (15)
mile radius of each location, whether owned or leased, from which the Business is operated or conducted on the Termination Date by Advocat, Lessee or the subsidiaries of Lessee known as Diversicare Assisted Living Services, Inc., Diversicare Assisted Living Services NC I, LLC and Diversicare Assisted Living Services NC II, LLC. Provided that nothing contained in this Section 1.6 shall prohibit Guy Pierce, Steve Pierce or any of their affiliates from owning, as a passive investor, not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of any publicly held company listed on a well-recognized national securities exchange or on an interdealer quotation system of the National Association of Securities Dealers, Inc.

         As a condition to and in consideration of the transactions contemplated hereby, Advocat and Lessee hereby covenant and agree with Lessors that, effective as of the Termination Date, during the NonCompete Period, neither Advocat nor Lessee, nor any affiliates (as defined in the Securities Act of 1933, as amended) of Advocat or Lessee shall directly or indirectly, except for any adult care homes which they or their affiliates currently own or operate or which they or their affiliates may acquire by purchase or lease that are already in operation as of the date of this Agreement, acquire, lease, manage, consult for, serve as agent or subcontractor for, finance, invest in, own any part of, or exercise management control over any health care operation or business which provides any services competitive with the services provided by the Business which are located within the states of North Carolina or Virginia and within 15 miles of any of the Facilities which are subject to any of the Leases. Provided that nothing contained in this Section 1.6 shall prohibit Advocat or Lessee or any of their affiliates from owning, as a passive investor, not more than five percent (5%) of the outstanding securities of any class of any publicly traded securities of any publicly held company listed on a well-recognized national securities exchange or an interdealer quotation system of the National Association of Securities Dealers, Inc.

         In the event of a breach of the covenants set forth herein, the parties hereto recognize that monetary damages shall be inadequate to compensate the protected party intended to have the benefit of the covenants set forth herein (the "Protected Party"), and the Protected Party shall be entitled, without the posting of a bond, to an injunction restraining such breach, with the costs (including attorney's fees) of securing such injunction to be jointly and severally borne by the party committing such breach. Nothing contained herein shall be construed as prohibiting any Protected Party from pursuing any other remedy available to it for such breach or threatened breach.

         All parties hereto hereby acknowledge the necessity of protection against the competition of described herein and that the nature and scope of such protection has been carefully considered by the parties. The NonCompete Period and the NonCompete Area are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for in this Agreement is deemed to be sufficient and adequate to compensate the parties hereto for agreeing to the restrictions contained in this Section 1.6. If, however, any court determines that any of the forgoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.


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                  1.7      Other Agreements.

                           1.7.1    Effective as of the Termination Date, the
Lessors, Van Pierce and his spouse, and each of the other persons or entities identified as Sellers or Owners in the Asset Purchase Agreement, shall not be required to return to Lessee the monies deposited by Lessee with said parties, or any of them, as the last month's Rent under the Leases and the sublease, as reflected on the closing statement prepared and delivered in connection with the Closing of the Asset Purchase Agreement. All of said sums so deposited by Lessee shall belong to and shall be and remain the property of the Lessors, Van Pierce and spouse, or such other Sellers or Owners, as applicable.

                           1.7.2    Effective as of the Termination Date, Steve
Pierce shall be and is hereby declared to be released and discharged from any liability that Steve Pierce now has or may to Lessee or its subsidiary, Diversicare Assisted Living Services NC II, LLC with respect to the Waste Water Treatment Facility situated at the adult care home facility known as Senter's Rest Home, Hector's Creek, Harnett County, North Carolina, which facility was acquired by Lessee pursuant to the Asset Purchase Agreement and is now owned by said subsidiary.

                           1.7.3    On or before the Termination Date, Steve
Pierce will cause the townhome used as the manager's residence for the adult care facility known as Heritage Care of Seven Lakes, West End, Moore County, North Carolina to be conveyed to Diversicare Assisted Living Services NC I, LLC, or its designee, in accordance with the terms and provisions of the Asset Purchase Agreement.

                  1.8 Carolina Rest Home. The parties hereby acknowledge that the Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between PMG I, as Lessor, and Lessee for the adult care home facility known as Carolina Rest Home in Roanoke Rapids, North Carolina has already been terminated due to casualty damage that occurred on November 8, 2000, that the Leased Property described therein has been vacated and surrendered by Lessee to PMG I, and that PMG I and Lessee have no current or further obligations or duties thereunder. From and after the Effective Date, Lessee will continue to cooperate with and assist PMG I in the collection of the insurance proceeds payable in respect of such casualty loss by Lessee's insuror in accordance with the terms and conditions of the Lease for the Carolina Rest Home facility.

                  1.9 New River Country Center. Anything herein to the contrary notwithstanding, Lessors and Lessee agree that promptly following the execution of this Agreement, Lessee shall, at Lessee's cost and expense, proceed to close and cease the operations of the New River Country Center Facility located in Sparta, North Carolina (the "Sparta Facility"). Lessee will diligently, and at Lessee's cost and expense, complete the closure of the Sparta Facility in accordance with all applicable laws, ordinances and regulations pertaining to the closure of an adult care home facility, including the giving of all applicable notices to the residents of the Sparta Facility and any governmental agencies having jurisdiction over the Sparta Facility. PMG I will cooperate in good faith with Lessee and take any and all actions as may be required of PMG I, as the Lessor and owner of the Sparta Facility, to complete the closure of the Sparta Facility by Lessee in the manner provided


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herein. Without limiting the generality of the foregoing, PMG I and Lessee will cooperate with each other as necessary or appropriate to provide for the orderly transfer of the residents of the Facility to other adult care home facilities, wherever located, including, if so requested by PMG I and agreed to by a resident, transfer to any of the other Facilities that are the subject of this Agreement or any other adult care home facilities which are owned, operated and/or managed by any of the Lessors. In consideration of Assignee bearing the cost and expense of closing the Sparta Facility, PMG I agrees that amount of the current monthly installment of rent due under the Lease for the Sparta Facility for the month of April, 2002 shall be reduced by one half (1/2) and that such reduced payment shall be the final payment of rent due from Lessee under the Lease for the Sparta Facility. Thereafter, no further payments of rent or any additional charges shall be due and payable by Lessee in respect of the Sparta Facility regardless of the fact that Lessee may continue to occupy the Sparta Facility from and after May 1, 2002 in order to complete the closure of the Sparta Facility as provided herein.

         2.       As Is/Where Is.

         All of the Leased Property, the Subleased Property, the premises and property that are the subject of the Assignment Leases, and Lessee's Personal Property (collectively, the "Real and Personal Property") will be transferred and delivered to Lessor by Lessee on the Termination Date, and will be accepted by Lessor, "as is," "where is," with no warranty of habitability, use or fitness for habitation with respect to any real estate and improvements and with no warranties, including the warranty of merchantability or fitness for a particular purpose, with respect to all of the other property, and all of which warranties (both express and implied) Lessee hereby disclaims. Lessors have, or will have on or before the Termination Date, examined and inspected the Real and Personal Property and knows and is satisfied with, or will know and be satisfied with its condition and Lessors are not now relying, and will not later rely, upon any representations or warranties made (or asserted to have been made) by Lessee, Advocat or anyone claiming to act by, through or under or on their behalf concerning the Real and Personal Property. Prior to the Termination Date, Lessors shall have the right, upon reasonable advance notice and during normal business hours, to enter the Facilities for the purpose of inspecting the Real and Personal Property and determining Lessee's compliance with the terms of this Agreement, subject to any security, health, safety or privacy requirements or rights of the residents and employees of each Facility. Lessee shall have the right to have a representative present at all times during any such inspection by Lessors.

         3.       Transfer of Resident Trust Funds.

                  3.1 On or before the Termination Date, Lessee shall deliver to Lessor a true, correct and complete accounting (properly audited and reconciled) of all security deposits, resident accounts and resident trust funds (collectively, the "Resident Trust Funds") and an inventory of all other residents' property, if any, held by Lessee on the Termination Date for residents at the Facilities. On the Termination Date, Lessee shall transfer the Resident Trust Funds and any other residents' property at the Facilities to Lessor and Lessor hereby agrees that it will accept such Resident Trust Funds and any other residents' property in trust for the residents, in accordance with applicable statutory and regulatory requirements.


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                  3.2      Lessee will indemnify, defend and hold Lessor
harmless from all liabilities, claims and demands, including reasonable attorneys' fees, in the event the amount of the Resident Trust Funds, or other residents' property, if any, transferred to Lessor do not represent the full amount of the Resident Trust Funds or other property shown to have been delivered to Lessee as custodian for the residents at the Facility or for claims which arise from actions or omissions of Lessee with respect to the Resident Trust Funds or other property prior to the Termination Date. Lessors will indemnify, defend and hold Lessee harmless from all liabilities, claims and demands, including reasonable attorneys' fees, in the event a claim is made against Lessee by a resident for his/her Resident Trust Funds or property where such funds or property were properly calculated and transferred to Lessors pursuant to the terms hereof.

         4.       Employees.

                  4.1 Employment of Existing Employees. On the Termination Date, Lessor shall, subject to the provisions of Section 4.2 below, have the right and option of offering to employ any or all of Lessee's employees that work at the Facilities. Lessee shall terminate the employment of any employees at the Facilities that Lessor does not elect to employ. In order to determine compliance with Section 4.2, below, Lessor shall advise Lessee in writing on or before ten (10) days prior to the Termination Date of those employees of Lessee that Lessor has elected not to employ. Lessee shall remain liable for all Employee Liabilities (as herein defined) relating to all employees of Lessee at the Facilities that accrue up to the Termination Date. Lessor shall assume and be responsible for all Employee Liabilities with respect to all employees of Lessee at the Facilities hired by Lessor that accrue on or after the Termination Date. Without limiting the generality of the foregoing, Lessee shall remain liable from and after the Termination Date for all obligations of Lessee, if any, to provide continuation of health insurance coverage in accordance with COBRA to those employees of Lessee not hired by Lessor and eligible to utilize COBRA as a result of the termination of their employment by Lessee as herein provided. As used herein, "Employee Liabilities" means wages, salaries, earned and accrued vacation, holiday and sick pay, all accrued paid days off and sick days, and earned or accrued bonuses, if any, due to employees at the Facilities and health insurance, payroll and payroll taxes, unemployment and FICA expenses.

                  4.2 WARN Act. Anything in this Agreement to the contrary notwithstanding, Lessors shall employ such number of Lessee's employees at the Facilities and shall retain for a period of ninety (90) days following the Closing Date such number of Lessee's employees at the Facility as shall be necessary to avoid any potential liability by Lessee for a violation of the Workers Adjustment Retraining and Notification Act (the "WARN Act") (or any similar law of the State of North Carolina) attendant to Lessee's failure to notify such employees of a "mass layoff" or "plant closing" as defined in the WARN Act (or any similar law of the State of North Carolina). For purposes of determining compliance by Lessors with the foregoing provisions, employees at each Facility terminated by Lessee during the period of ninety (90) days immediately prior to the Termination Date for other than cause, retirement or voluntary departure, all of whom are listed in Exhibit F, shall be taken into consideration. Lessors shall indemnify Lessee from and against any liability for any WARN Act violations resulting from the aggregation of the terminations of employment by Lessee during the ninety (90) days immediately preceding the Termination Date


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


listed on Exhibit F with the terminations of employment of Lessee's employees at the Facilities on or after the Termination Date in violation of this Section
4.2. Nothing herein contained shall be deemed either to affect or to limit in any way the management prerogatives of Lessors with respect to employees, or to create or to grant to such employees any third party beneficiary rights or claims or causes of action of any kind or nature. In the event at the time of the execution of this Agreement, Exhibit F is not attached hereto, Lessee and Lessors agree that the provisions of this Section 4.2 shall nonetheless be effective and binding upon Lessee and Lessors provided that Exhibit F is delivered by Lessee to Lessors and is attached hereto on or before the Termination Date.

         5.       Accounts Receivable.

                  5.1 Lessee shall retain its right, title and interest in and to all unpaid accounts receivable with respect to each Facility which relate to the period prior to the Termination Date. On or before the Termination Date, Lessee shall provide each Lessor with a schedule setting forth by resident its outstanding accounts receivable as of the Termination Date.

                  5.2 Payments received by any Lessor after the Termination Date from third party payors and private pay residents which relate to periods prior to the Termination Date, Lessor shall collect as Lessee's agent for the limited purpose of such collection. Lessor shall remit to Lessee the gross proceeds of such collection within thirty (30) days following the end of each month thereafter for a maximum of six (6) months. Lessee shall be responsible for collecting all receivables thereafter. Lessee and Lessor each agree to provide the other party with any information in its possession reasonably requested by such party with respect accounts receivable and amounts received.

                  5.3 Lessee shall timely file or cause to be filed all cost reports required to be filed with respect to the purchase of services by Medicaid prior to the Termination Date and pay all amounts required thereunder for any periods prior to the Termination Date. Lessee shall be entitled to receive any refund or other benefit which may result from the filing of said reports. Lessee shall remain liable for the refund of any overpayments made to Lessee prior to the Termination Date for which payment is due to Medicaid or any other third party payor after the Termination Date arising from services provided by Lessee at a Facility prior to the Termination Date. After the Termination Date, Lessors shall assist Lessee in any way reasonably necessary to complete such cost reports in a timely manner.

                  5.4 Each party hereto covenants and agrees to remit or forward, with reasonable promptness, to the other (i) any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other or (ii) any notifications, mailings or other written communications (including such communications from Medicaid or other government payor) received by such party which pertain to the other party or such other party's operation of any Facility. It is understood and agreed that, in connection with their operation of the Facilities from and after the Termination Date, Lessors will apply for and obtain their own provider account numbers for each Facility prior to the Termination Date and shall not be entitled to use


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Lessee's provider account number(s) for the Facilities, which shall remain the sole and exclusive property of Lessee.

         6.       Prorations; Liabilities.

                  6.1. Revenues and expenses pertaining to Assumed Contracts (as defined in Section 8), and real and personal property taxes attributable to each Facility shall be prorated between Lessee and Lessors as of the Termination Date. In general, such prorations shall be made so as to reimburse Lessee for prepaid expense items and to charge Lessee for prepaid revenue items that are attributable to the period after the Termination Date and to charge Lessee for expenses payable after the Termination Date that are attributable to the period prior to the Termination Date.

                  6.2. There shall be no proration of utility charges or any other payables or expenses attributable to each Facility as of the Termination Date, it being the intent of the parties that the Lessee shall pay the bills therefore for the period prior to the Termination Date and Lessors shall pay the bills therefore for the period on and after the Termination Date. Utilities for each Facility will be cut off in Lessee's name on the last day prior to the Termination Date and Lessee shall be entitled to the return of any deposit in respect thereof. Lessors shall be responsible for obtaining utility services in their own names for their respective Facilities, ensuring that the same are available on the Termination Date, and making any deposits necessary therefore prior to the Termination Date. Lessee will notify its suppliers, other than the Assumed Contracts, that the cut off date for their provision of supplies or services to the Facilities will be the last day prior to the Termination Date.

                  6.3. All prorations required hereunder shall be made on the basis of actual days elapsed in the relevant accounting or revenue period and shall be based on the most recent information available to Lessee. All amounts owing from one party hereto to the other party hereto that require adjustment after the Termination Date shall be settled within thirty (30) days after the Termination Date, or, in the event the information necessary for such adjustment is not available within said 30-day period, then as soon thereafter as practicable.

                  6.4. Notwithstanding the fact that the Termination Date is the first day of a calendar month, there shall be no proration of and Lessee shall not be required to pay all or any portion of the monthly installment of rent which, by the terms of each Lease, is due on the first day of each calendar month. Likewise, PMGI and Guy Pierce will be responsible for the monthly installment of rent, if any, due and payable on and as of the Termination Date under the Assigned Leases and the Sublease.

         7.      Access to Records.

                  7.1 On the Termination Date, Lessee shall deliver to each Lessor all of the books and records for each Lessor's respective Facility, including, but not limited to, resident medical and financial records and employee records for those employees of Lessee at the Facility hired by Lessor in accordance with Section 4.1 hereof. The turnover of records and information with respect to residents of each Facility which are in the possession of Lessee shall be subject to applicable legal requirements and rights governing the confidentiality of resident records, but Lessee shall cooperate with Lessor in facilitating requests to residents of the Facility to consent to the transfer to Lessor of such records and information.

                  7.2 After the Termination Date, each Lessor shall allow Lessee and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, the books and records (including, subject to obtaining, residents' or resident's authorized representative consent, medical records for pre-Termination Date residents) and supporting material of each Facility relating to the period prior to the Termination Date, to the extent reasonably necessary to enable Lessee (i) to investigate and defend malpractice, employee or other claims, (ii) to prepare work papers for financial reports, tax returns and cost reports, (iii) to answer any questions raised relating to patient billing with respect to the pre-Termination Date period, (iv) to investigate any claims for overpayment made to Lessee, and (v) to verify accounts receivable collections due Lessee. Lessee shall be entitled to remove the originals of any records delivered to Lessor for purposes of litigation involving a resident or employee to whom such record relates, but only if an officer of or counsel for Lessee certifies that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation, and if such is consistent with applicable law governing resident records. Any record so removed shall promptly be returned to Lessor following its use. For a period of six (6) months after the Termination Date, Lessors shall allow Lessee and its agents and representatives shall have access to (upon reasonable prior notice and during normal business hours but not more than one (1) time in each calendar month) the cash receipts journals of each Facility and other records relating to cash receipts or other forms of payment received or collected in respect of each Facility from and after the Termination Date for the purpose of verifying the allocation of cash receipts or other forms of payment in accordance with
Section 5 hereof. Following its receipt of the final remittance of receivables from Lessors at the end of the six (6) month period as provided for in Section 5.2, above, Lessee shall have the one-time right, if it so elects, to have access to such cash receipts journals and other records of each Facility for the purpose of performing an audit, at Lessee's sole cost and expense, in order to verify Lessor's compliance with Section 5; provided that Lessee gives Lessors written notice of its election to perform such audit within fifteen
(15) days after its receipt of such final remittance and thereafter promptly commences and diligently prosecutes such audit to completion. Lessors shall reasonably cooperate with Lessee in the performance of such audit.

                  7.3 Lessors agree to maintain such books, records and other material comprising records of the operations of the Facilities prior to the Termination Date that have been received by Lessors from Lessee or otherwise, including, but not limited to, resident records and records of resident funds, to the extent required by law, but in no event less than three
(3) years, and shall allow Lessee a reasonable opportunity not to exceed thirty
(30) days to remove such documents, at Lessee's expense, at such time after such record retention period as may be required by law if Lessors shall decide to destroy or dispose of such documents. Lessors shall provide Lessee not less than forty-five (45) days, nor more than ninety (90) days, prior written notice of such destruction or disposal. If Lessee desires to obtain any such documents, it may do so by notifying the applicable Lessor in writing at any time prior to the scheduled date of destruction or disposal, in which event such Lessor shall not destroy such documents and the parties shall promptly arrange for the delivery of such documents to Lessee, at Lessee's expense.

         8. Assumed/Declined Contracts. Effective as of the Termination Date, Lessee shall transfer and assign to the applicable Lessor all of Lessee's interest in, and the applicable Lessor shall assume the obligations of Lessee under and agree to perform and be bound by all of the terms and conditions of, the following (collectively, the "Assumed Contracts"): (i) all admission policy agreements, patient's rights agreements and/or any other patient or resident tenancy or occupancy agreements (collectively the "Occupancy Agreements") with existing residents of each Facility (provided, however, that nothing herein shall prevent Lessor from asking existing residents or requiring newly admitted residents to sign new Occupancy Agreements with the Lessor) and (ii) all of the operating contracts and agreements with third parties for the sale, lease or provision of goods, services or equipment in connection with the operation of each Facility (collectively, the "Service Contracts") other than the Declined Contracts, if any (as hereinafter defined). Such assignment and assumption shall be made pursuant to an Assignment and Assumption Agreement in the form attached hereto as Exhibit G, to be executed on the Termination Date by Lessee and each applicable Lessor. Lessee will cooperate with Lessor in obtaining any required consent, waiver or approval in connection with the assignment to and assumption by Lessor of Lessee's interests and obligations under the Assumed Contracts, but Lessee shall have no liability to Lessor for any damages incurred by Lessor as a result of its failure or inability to obtain any consent or waiver necessary to assume any Assumed Contract. Nothing herein shall be construed as imposing any liability on Lessor with respect to any obligations under (a) the Assumed Contracts which relate to the period prior to the Termination Date even if the same are not payable until after the Termination Date, it being specifically understood and agreed that Lessor's liability shall be limited to its acts and omissions thereunder from and after the Termination Date or (b) the contracts and agreements specifically listed and described in Exhibit H hereto which Lessor has advised Lessee in writing prior to the Termination Date it is not prepared to assume as of the Termination Date (the "Declined Contracts"). Lessee will provide Lessors with copies of all Service Contracts for Lessor's inspection and approval prior to the Termination Date. In the event that at the time of the execution of this Agreement Exhibit H is not attached hereto, Lessee and Lessor agree that the provisions of this Section 8 shall be effective and binding upon Lessee and Lessor provided that Exhibit H is delivered and accepted by Lessor and Lessee and attached hereto on or before the Termination Date.

         9.       Mutual Releases.

                  9.1 Release by Advocat and Lessee. Effective as of the Termination Date, each of Advocat and Lessee shall and do hereby release and forever discharge each Lessor, their employees, agents and representatives from any and all liabilities or obligations, of whatever kind or nature, known or unknown, that any of the Lessors, their agents, employees or representatives, has, had or may have to Advocat or Lessee arising out of or based upon the Leases, the Sublease, or the Assignments, or the use and occupancy of the Facilities by Advocat, Lessee, or their agents, employees and representatives, except with respect to (i) any breach of this Agreement by Lessors or (ii) any future performance of Lessors required by this Agreement or (iii) any claims or cross-claims made in the litigation brought by J.L. and Lucille Lemoynes relating to employment at the

Jacksonville Facility currently pending in the local courts of Onslow County, North Carolina (the "Pending Litigation") or (iv) any claim for indemnification pursuant to Section 9.3, below.

                  9.2 Release by Lessors. Effective as of the Termination Date, each Lessor shall and does hereby release and forever discharge each of Advocat and Lessee, their employees, agents and representatives, from any and all liabilities or obligations, of whatever kind or nature, known or unknown, that any of Advocat, Lessee, or their agents, employees and representatives, has, had or may have to any one or all of the Lessors arising out of or based upon the Leases, the Sublease, or the Assignments, or the use and occupancy of the Facilities by Advocat, Lessee, or their agents, employees and representatives, except with respect to (i) any breach of this Agreement by Advocat or Lessee or (ii) any future performance of Advocat or Lessee required by this Agreement or (iii) any claims or cross-claims in the Pending Litigation or (iv) any claim for indemnification pursuant to Section 9.3, below.

                  9.3 Claims by a Straddle Patient or Third Parties. Any claim by a resident relating to professional negligence or similar matters involving a resident of a Facility served prior to the Termination Date and/or subsequent to the Termination Date or any claims made by or for any third parties for personal injury or death occurring at a Facility will be the responsibility of either Lessors or Lessee in accordance with the following guidelines: (i) if it is a claim in which clearly the incident giving rise to liability arose during Lessee's use and occupancy of the Facility but prior to the Termination Date, Lessee shall respond to, and will hold harmless and indemnify the applicable Lessor from and against, the claim and defense expenses; (ii) if it is a claim in which clearly the incident giving rise to liability arose subsequent to the Termination Date, the applicable Lessor shall respond to, and will hold harmless and indemnify Lessee from and against, the claim and defense expenses; and (iii) in the event that the incident giving rise to liability as to time is not clear, Lessee and the applicable Lessor will jointly defend the claim and each will fully cooperate with the other in such defense. Once the claim is settled, closed or otherwise disposed of, if the applicable Lessor and Lessee cannot agree to the allocation of both indemnity and expenses, then the matter shall be submitted to binding arbitration in accordance with the rules and procedures of the American Arbitration Association.

         10.      Representations, Warranties and Covenants.

                  10.1 Each Lessor hereby represents and warrants that it has all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and all necessary action has been taken to authorize the individual executing this Agreement to do so, and this Agreement has been duly and validly executed and delivered by Lessor and is enforceable against Lessor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principles of equity.

                  10.2 Advocat and Lessee each hereby represents and warrants that it has all necessary power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and to consummate the transaction provided for herein, and all necessary action has been taken to authorize the individual executing this

Agreement to do so, and this Agreement has been duly and validly executed and delivered by each of them and is enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and general principles of equity.

                  10.3 Lessors covenant and agree that, as of the Termination Date, (i) Lessors will have all licenses, permits and approvals required of each Lessor by the State of North Carolina to operate each adult care home Facility as a fully licensed, adult care home facility, except to the extent that there has been a waiver of such compliance from the applicable governmental authorities having jurisdiction thereof and (ii) each adult care home Facility will be duly certified to participate, and does participate, in the Medicaid programs in the State of North Carolina under valid Medicaid contracts.

                  10.4 Lessee covenants and agrees that between the date hereof and the Termination Date: (i) Lessee will provide all necessary information requested by Lessors for the preparation and filing of any and all necessary applications or notifications to any federal or state governmental authority having jurisdiction over a change in the operational control of the Facilities, and any other information reasonably required to effect an orderly transfer of the Facilities, (ii) except in the case of the Sparta Facility, Lessee shall use its reasonable best efforts to keep the business and organization of the Facilities intact and to preserve for Lessors the goodwill of the suppliers, distributors, residents and others having business relations with Lessee with respect to the Facilities; and (iii) except in the case of an emergency or if required by law, or as provided for herein in the case of the Sparta Facility Lessee shall not move or solicit the move of any residents presently situated at any of the Facilities.

                  10.5 Lessee represents and warrants that, except as otherwise provided in this Agreement, between the date hereof and the Termination Date (i) Lessee will continue to carry on its business and activities relating to the Facilities in the substantially same manner as it did prior to the date hereof, (ii) Lessee will continue to perform its obligations as Lessee under the Leases, (iii) Lessee will not enter into any new contract or other agreement that will be an obligation affecting any Facility subsequent to the Termination Date without the prior written consent of the applicable Lessor, which consent shall not be unreasonably withheld,
(iv) Lessee will not dispose of any equipment, machinery, furnishings, fixtures or inventory, except in the ordinary course of business.

                  10.6 Lessee represents and warrants that, to the best of Lessee's knowledge, Lessee has permitted no liens or encumbrances (except for the current year's taxes to be prorated as of the Termination Date) to be placed upon any of the Leased Property and that if any such lien or encumbrance is placed or permitted to be placed on any of the Leased Property between the date hereof and the Termination Date, Lessee will cause the same to be removed prior to the Termination Date. For purposes of this Section 10.6, the term "Lessee's Knowledge" shall be deemed to mean and be limited to the personal knowledge of the following officers or representatives of Lessee: Ken Raupauch, David Bolling, Charles Rinne, Dr. Charles Birkett, and Will Council, but shall in no event be deemed to include the personal knowledge of Guy S. Pierce, who was formerly employed by Lessee.

         11. Conditions to Close. The obligations of Lessors and of Advocat and Lessee to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or prior to the Termination Date or the dates designated elsewhere in this Agreement for the satisfaction of such conditions:

         (a) All of the representations and warranties of the parties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Termination Date;

         (b) As of the Termination Date, each party shall have performed its obligations hereunder and all documents to be made executed and/or delivered on the Termination Date shall have been tendered;

         (c) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against any party hereto that would materially and adversely affect the ability of any party hereto to perform its obligations under this Agreement;

         (d) There shall exist no pending or threatened action, suit or proceeding with respect to any party hereto before or by any court or administrative agency (i) which seeks to restrain, suspend or prohibit resident admission(s) to a Facility, (ii) which seeks to impose a provisional license or the failure to comply with which could result in the imposition of a provisional license as to any Facility or (iii) which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby;

         (e) Lessors, Advocat and Lessee shall have obtained all consents, releases and approvals from all third parties from whom such consents, releases or approvals are necessary to consummate the transactions contemplated hereby, including without limitation, the case of Advocat and Lessee, the consent of AmSouth Bank, and in the case of the Lessors, the holders of mortgages on the Facilities;

         (f) Each Lessor shall have obtained all of the licenses, permits, approvals and certifications described in Section 10.3, above, necessary for its continued operation as an adult care home of each adult care home Facility to be vacated and surrendered to it by Lessee pursuant to this Agreement; and

         12. Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to the Termination Date as follows:

         (a) By Advocat and Lessee (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Lessors or Lessee; or (ii) in the event Lessors breach or violate any material provision of this Agreement or fail to perform any material covenant or agreement to be performed by Lessors under the terms of this Agreement, and Advocat or Lessee has provided written notice thereof to Lessors giving reasonable specificity and Lessors have not cured same within a reasonable period of time and such breach is not waived by Advocat and Lessee in writing.

         (b) By Lessors (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any final judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving either Lessors or Advocat or Lessee; or (ii) in the event Advocat or Lessee breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed by Advocat or Lessee under the terms of this Agreement and Lessors have provided written notice thereof to Advocat and Lessee giving reasonable specificity and Advocat or Lessee has not cured same within a reasonable period of time and such breach is not waived by Lessors in writing.

         (c) By Lessors or by Advocat or Lessee if the Termination Date hereunder shall not have taken place by May 1, 2002, or by such later date as shall be agreed upon by an appropriate amendment to this Agreement if the parties agree in writing to an extension, provided that a party shall not have the right to terminate under this Section 11 if the conditions precedent to such party's obligation to close have been fully satisfied and such party has failed or refused to close within a reasonable time after being requested in writing to close by the other party.

         13. Further Assurances. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder. Lessors and Lessees both agree to use their best efforts to obtain the written consent and agreement of the lessors of the adult care facilities known as Oakcrest Manor, Chesapeake, Virginia and Vintage Inn, Williamston, North Carolina to the assignment of the current leases for those facilities with Diversicare Assisted Living Services, Inc. and the transfer of the operation of the facilities to Guy S. Pierce, or its assignee, in accordance with that certain Lease Termination and Operations Transfer Agreement by and between PMG I and Diversicare Assisted Living Services, Inc. of even date herewith. It is the intent of the parties hereto that the operation of such facilities will be transferred simultaneously with the Termination Date, or as soon thereafter as possible.

         14. Notices. All notices to be given by any party to this Agreement to the other party hereto shall be in writing, and shall be (a) given in person, (b) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested or (c)sent by national overnight courier service, each addressed as follows:

         (a)      If to Lessors:             8831 Goodwill Church Road
                                             P.O. Box 1487
                                             Kernersville, N.C.  27285
                                             Attn:  Steve Pierce

         (b)      If to Lessee or Advocat:   277 Mallory Station Road
                                             Suite 130
                                             Franklin, TN  37067
                                             Attn:  Charles Rinne

Any such notice personally delivered shall be deemed delivered when actually received, any such notice deposited in the United States mail, registered or certified, return receipt requested, with all postage prepaid, shall be deemed to have been given on the earlier of the date received or the date when delivery is first refused, and any notice deposited with an overnight courier service for deliver shall be deemed delivered on the business day following such deposit. Any party to whom notices are to be sent pursuant to this Agreement may from time to time change its address for further communications thereunder by giving notice in the manner prescribed herein to all other parties hereto.

         15. Payment of Expenses. Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transaction contemplated hereby, whether or not the transaction is consummated.

         16. Entire Agreement; Amendment; Waiver. This Agreement, together with the other agreements referred to herein, constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and preliminary agreements. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

         17. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto.

         18. No Joint Venture; Third Party Beneficiaries. Nothing contained herein shall be construed as forming a joint venture or partnership among Lessors and Advocat or Lessee with respect to the subject matter hereof. The parties hereto do not intend that any third party shall have any rights under this Agreement.

         19. Captions. The section headings contained herein are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

         20. Counterparts. This Agreement may be executed and delivered via facsimile and in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

         21. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.


                           DIVERSICARE ASSISTED LIVING SERVICES NC, LLC

                           By:  /s/ Charles Rinne
                              -------------------------------------------------
                           Name:  Charles Rinne
                           Title: President


                           ADVOCAT, INC.

                           By: /s/ Charles Rinne
                              -------------------------------------------------
                           Name:  Charles Rinne
                           Title: President


                           PIERCE MANAGEMENT GROUP FIRST PARTNERSHIP

                           By: /s/ A. S. Pierce
                              -------------------------------------------------
                           Name:  A. S. Pierce
                           Title: Owner


                           PIERCE MANAGEMENT GROUP FIFTH PARTNERSHIP

                           By: /s/ A. S. Pierce
                              -------------------------------------------------
                           Name:  A. S. Pierce
                           Title: Owner


                           PIERCE, PIERCE AND HALL

                           By: /s/ A. S. Pierce
                              -------------------------------------------------
                           Name:  A. S. Pierce
                           Title: Managing Member


                           /s/ Guy S. Pierce
                           ----------------------------------------------------
                           GUY S. PIERCE


                           /s/ A. Steve Pierce
                           ----------------------------------------------------
                           A. STEVE PIERCE


                           /s/ Mary Lou Pierce
                           ----------------------------------------------------
                           MARY LOU PIERCE

                                   EXHIBIT A


                                 PIERCE LEASES


I.       LEASED FACILITIES

1.       CHRISTIAN CARE OF NEW BERN
         104 Efird Boulevard
         P.O. Box 12383
         New Bern, Craven County, NC  28560
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility and apartment units known as Christian Care of New Bern

2.       CREEKSIDE MANOR
         6206 Reidsville Road
         Kernersville, Forsyth County, NC  27284
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as Creekside Manor

3.       CATAWBA VILLAGE
         3430 Lester St.
         P.O. Box 129
         Conover, Catawba County, NC  28613
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as Catawba Village (formerly known as Heritage Care of Conover)

4.       HERITAGE CARE OF ELIZABETH CITY
         Timmerman Drive
         P.O. Box 2045
         Elizabeth City, Pasquotank County, NC   27909
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility and apartment units known as Heritage Care of Elizabeth City

5.       HERITAGE CARE OF ELKIN
         500 Johnson Ridge Road
         P.O. Box 828
         Elkin, Surry County, NC  28621
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as Heritage Care of Elkin

6.       LIGHT HOUSE VILLAGE
         182 Village Drive
         P.O. Box 109680
         Jacksonville, Onslow County, NC  28540
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as Light House Village (formerly known as Jacksonville Christian Care)

7.       MAGNOLIA VILLAGE
         3407 Oak Street
         P.O. Box 1189
         New Bern, Craven County, NC  28563
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as Magnolia Village (formerly known as New Bern Rest Home)

8.       NEW RIVER COUNTRY CENTER
         473 Ball Park Road
         P.O. Box 219
         Sparta, Alleghany County, NC  28675
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as New River Country Center (formerly known as New River Country Care)

9.       PINEWOOD MANOR
         Earley Station Road
         Route 1, Box 19K
         Ahoskie, Hartford County, NC  27910
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as Pinewood Manor

10.      EDENTON PRIME TIME
         105 Mark Street
         P.O. Box 987
         Edenton, Chowan County, NC  27932
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce, Pierce and Hall, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility and apartment units known as Edenton Prime Time

11.      FREMONT REST CENTER
         300 South St.
         P.O. Box 548
         Fremont, Wayne County, NC  27830
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group Fifth Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for the adult care home facility known as Fremont Rest Center

12.      CHRISTIAN CARE - HENDERSON
         1000 Health Care Center Road
         P.O. Box 1498
         Henderson, Vance County, NC  27536
         Sublease Agreement dated as of September 30, 1997 between Guy S. Pierce, as Sublessee and Diversicare Assisted Living Services NC, LLC, as Sublessee, for the adult care home facility known as Christian Care Henderson (formerly known as Christian Care - Henderson - Pinecrest)

II.      MANAGER'S HOME

1.       PINEWOOD MANOR
         Earley Station Road, Route 1, Box 19K
         Ahoskie, Hertford County, NC  27910
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 by and between Pierce Management Group First Partnership, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for manager's home at the Pinewood Manor adult care home facility

2.       HERITAGE CARE OF ELKIN
         500 Johnson Ridge Road
         P.O. Box 828
         Elkin, Surry County, NC  28621
         [IS THERE A SEPARATE LEASE ON THIS MANAGERS HOME?]

III.     OFFICE BUILDING

1.       OFFICE BUILDING
         Goodwill Church Road
         Kernersville, Forsyth County, NC
         Lease Agreement (With Option to Purchase) dated as of September 30, 1997 between A. Steve Pierce and Mary Lou Pierce, as Lessor, and Diversicare Assisted Living Services NC, LLC, as Lessee, for land and office building

IV.      ASSIGNED/ASSUMED LEASES

1.       HERITAGE RETIREMENT - ROCKY MOUNT
         1650 Cokey Road
         Rocky Mount, Edgecombe County, NC  27801
         Lease Agreement dated as of July 14, 1997 by and between Hazel Powell, as Lessor, and Pierce Management Group First Partnership, as Lessee, assigned and assumed by Assignment and Assumption of Lease Agreement dated as of October 1, 1997 by and between Pierce Management Group First Partnership, as Assignor and Diversicare Assisted Living Services NC, LLC, as Assignee, for the adult care home facility known as Heritage Retirement - Rocky Mount (formerly known as Heritage Care of Rocky Mount)

2.       HERITAGE RETIREMENT - ROCKY MOUNT
         132-136 Maize Drive
         Rocky Mount, Edgecombe County, NC  27801
         Lease Agreement dated October 1, 1992 by and between C.P. Powell and Hazel Powell, as Lessor, and A. Steve Pierce and Mary Lou Pierce, as Lessee, assigned and assumed by Assignment and Assumption of Lease dated as of October 1, 1997 between A. Steve Pierce and Mary Lou Pierce, as Assignor, and Diversicare Assisted Living Services NC, LLC, as Assignee, for manager's home at the Heritage Retirement - Rocky Mount adult care home facility

                                   EXHIBIT B

                               ADVOCAT GUARANTYS


         1. Guaranty of Lease Agreements executed September 30, 1997, to be effective as of October 1, 1997, by Advocat, Inc., as Guarantor, in favor of Pierce Management Group First Partnership, a North Carolina general partnership. (10 adult care home facilities and the Pinewood Manor manager's home)

         2. Guaranty of Lease Agreement executed September 30, 1997, to be effective as of October 1, 1997, by Advocat Inc., a Delaware corporation, as Guarantor, in favor of Pierce Management Group Fifth Partnership. (Fremont Rest Center adult care home facility)

         3. Guaranty of Lease Agreement executed September 30, 1997, to be effective as of October 1, 1997, by Advocat Inc., a Delaware corporation, as Guarantor, in favor of Pierce, Pierce and Hall, a North Carolina general partnership. (Edenton Prime Time adult care home facility)

         4. Guaranty of Lease Agreement executed September 30, 1997, to be effective October 1, 1997, by Advocat Inc., a Delaware corporation, as Guarantor, in favor of Pierce Management Group First Partnership, a North Carolina general partnership. (Heritage - Retirement - Rocky Mount adult care home facility)

         5. Guaranty of Lease Agreement executed September 30, 1997, to be effective October 1, 1997, by Advocat Inc., a Delaware corporation, as Guarantor, in favor of A. Steve Pierce and Mary Lou Pierce. (Kernersville office building)

         6. Guaranty of Sublease Agreement executed September 30, 1997, to be effective October 1, 1997, by Advocat Inc., a Delaware corporation, as Guarantor, in favor of Guy S. Pierce. (Christian Care - Henderson adult care home facility)

                                   EXHIBIT C

STATE OF ____________________
COUNTY OF __________________


                    NOTICE OF TERMINATION OF LEASE AGREEMENT


         This NOTICE OF TERMINATION OF LEASE AGREEMENT ("Agreement") is made and entered into as of this ___ day of _______________, 2002, to be effective as of the effective date stated herein by and between _____________________________________, ("Lessor") and DIVERSICARE ASSISTED
LIVING SERVICES NC, LLC, a Delaware limited liability Company ("Lessee").

                                  WITNESSETH:

         WHEREAS, Lessor and Lessee have previously entered into a Lease Agreement (With Option to Purchase) [Sublease Agreement] (the "Lease") dated as of September 30, 1997 providing for the lease by Lessee from Lessor of certain real property, improvements, fixtures and equipment known as _________________________________ and located in ___________________ North
Carolina (collectively, the "Leased Property"); and

         WHEREAS, a memorandum of the Lease is of record in ____________________________ to which reference is here made; and

         WHEREAS, Lessor and Lessee have elected to terminate the Lease and in connection therewith, the parties have entered into that certain Lease Termination and Operations Transfer Agreement dated March, 2002 (the "Termination Agreement") relating to the termination of the Lease, the surrender of possession and return to Lessor of the Leased Property, and the transfer of certain personal property of the Lessee to Lessor necessary or useful in the operation of the Leased Property; and

         NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and further for the purpose of providing notice of the termination of the Lease in accordance with the Termination Agreement, the parties hereby state, acknowledge and confirm as follows:

         1. Termination. The Lease shall be and is hereby canceled and terminated in its entirety, and all of its terms and conditions shall and are hereby deemed to be of no further force and effect, effective as of 12:01 a.m. EST, May 1, 2002 (the "Effective Date"). As of the Effective Date, except as otherwise specifically provided in the Termination Agreement, each of Lessor and Lessee shall be released in full from each and all of its respective covenants, agreements, duties, responsibilities, liabilities and obligations (present and future) under the Lease and Lessor and Lessee each hereby releases and forever discharges the other from any claims or demands that either party now has or may have against the other with respect thereto.

         2. Surrender of Leased Property. Lessee shall and does hereby vacate and surrender possession of the Leased Property to Lessor as of the Effective Date and the Lessor accepts the Leased Property from Lessee in "as is" condition as of the Effective Date.

         IN WITNESS WHEREOF, the parties hereto have caused this Termination of Lease Agreement to be executed as of the effective date set forth herein.


                                    LESSOR:

                                    [-----------------------------]


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


                                    LESSEE:


                                    DIVERSICARE ASSISTED LIVING SERVICES
                                    NC, LLC


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


                           [NOTARY ACKNOWLEDGEMENTS]

                                   COLLECTIVE
                                   EXHIBIT D

                                                          [HERITAGE ROCKY MOUNT
                                                              - FACILITY LEASE]

                       ASSIGNMENT AND ASSUMPTION OF LEASE

ASSIGNOR: DIVERSICARE ASSISTED LIVING SERVICES NC, LLC, a Tennessee limited liability company

ASSIGNEE: PIERCE MANAGEMENT GROUP FIRST PARTNERSHIP, a North Carolina partnership

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made and entered into as of March 1, 2002 by and between PIERCE MANAGEMENT GROUP FIRST PARTNERSHIP, a North Carolina general partnership("Assignee") and DIVERSICARE ASSISTED LIVING SERVICES NC, LLC, a Tennessee limited liability company ("Assignor").

         For good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to that certain Lease Termination and Operations Transfer Agreement dated as of March ____, 2002 by and among Assignor and Assignee and certain affiliates described herein (the "Termination Agreement"), Assignor and Assignee hereby agree as follows:

         1. Assignment of Lease. Assignor hereby transfers, grants, conveys, assigns and sets over to Assignee, its successors and assigns, all of Assignor's right, title, and interest as Lessee in, to and under that certain Lease Agreement dated July 14, 1997 by and between Hazel Powell (widow), of Rocky Mount, North Carolina, as Lessor, and Lessee for certain real property and all buildings, equipment and appurtenances located thereon situated on Cokey Road in Rocky Mount, Edgecombe County, North Carolina and known as Heritage Care of Rocky Mount (the "Lessee"), and any and all amendments, modifications, restatements, renewals or replacements thereof or thereto, together with any and all rights to extend or renew and all other options or rights provided for therein, for the benefit and use of the Assignee as and from the effective date hereof and during the term and interest of the Lessee therein. Reference is here made to the Lease for a full statement of its terms and conditions. Assignee was assigned all of the right, title and interest, and assumed all of the obligations, of the Lessee under the Lease pursuant to an Assignment and Assumption of Lease dated as of October 1, 1997 by and between Assignor and Assignee (the "Assignment").

         2. Assumption by Assignee. Assignee hereby assumes, and does hereby covenant and agree with Assignor to fully and faithfully pay, perform, keep, observe, meet and discharge, from and after the effective date hereof, all of the duties, responsibilities, undertakings and obligations of the Lessee that accrue under the Lease from and after the effective date hereof, including, without limitation, the payment of rent, and Assignee agrees to be bound from and after the effective date hereof by all of the terms, conditions, covenants and agreements of the Lease. Assignee hereby covenants and agrees that it will indemnify and hold and save harmless the Assignor from and against all liabilities, obligations, claims, demands, costs or expenses incurred or suffered by, or asserted against, Assignor as a result of or on account of the failure of Assignee to observe and perform any of the duties, responsibilities and obligations of the Lessee which shall accrue or arise under the Lease on and after the effective date hereof.

         3. Termination of Assignment. The Assignment is terminated as of the effective date hereof and declared to be of no further force and effect, and Lessee shall have no further duties or obligations under or in respect of the Assignment.

         4. No Change. It is understood and agreed by the parties hereto that this Assignment does not extend the terms of the Lease or change the consideration given therefor in any form. This instrument shall not have the effect of in any way modifying, amending, supplementing or abridging the Lease or any of its provisions as the same are now or may hereafter be in force and effect.

         5. Effective Date. This Assignment shall be effective as of 12:01 a.m., EST, on May 1, 2002.

         6. Governing Law. This Assignment shall be interpreted, construed and governed according to the laws of the State of North Carolina.

         7. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the Assignor, and Assignee.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed to be effective as of the effective date stated herein.


                                    ASSIGNEE:

                                    PIERCE MANAGEMENT GROUP
                                    FIRST PARTNERSHIP


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


                                    ASSIGNOR:


                                    DIVERSICARE ASSISTED LIVING
                                    SERVICES NC, LLC


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                   COLLECTIVE
                                   EXHIBIT D

                                                          [HERITAGE ROCKY MOUNT
                                                              - MANAGER'S HOME]

                       ASSIGNMENT AND ASSUMPTION OF LEASE


ASSIGNOR: DIVERSICARE ASSISTED LIVING SERVICES NC, LLC, a Tennessee limited liability company

ASSIGNEE: A. STEVE PIERCE and MARY LOU PIERCE, as Partners

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the "Assignment") is made and entered into as of March 1, 2002 by and between A. STEVE PIERCE and MARY LOU PIERCE, as Partners ("Assignee") and DIVERSICARE ASSISTED LIVING SERVICES NC, LLC, a Tennessee limited liability company ("Assignor").

         For good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to that certain Lease Termination and Operations Transfer Agreement dated as of March ___, 2002 as amended, by and among Assignor and Assignee and certain affiliates described therein (the "Termination Agreement"), Assignor and Assignee hereby agree as follows:

         1. Assignment of Lease. Assignor hereby transfers, grants, conveys, assigns and sets over to Assignee, its successors and assigns, all of Assignor's right, title, and interest as Lessee in, to and under that certain Lease Agreement dated October 1, 1992 by and between C. P. Powell and wife, Hazel H. Powell, of Rocky Mount, North Carolina, as Lessor, and A. Steve Pierce and Daniel W. Tuttle, partners, as the original Lessee thereunder, Assignor being the successor to the interest of the said A. Steve Pierce and Daniel W. Tuttle as Lessee thereunder, for a parcel of land together with the buildings or other improvements situated thereon described as 132-136 Mazie Drive in Rocky Mount, Edgecombe County, North Carolina (the "Lease"), and any and all amendments, modifications, restatements, renewals or replacements thereof or thereto, together with any and all rights to extend or renew and all other options or rights provided for therein, for the benefit and use of the Assignee as and from the effective date hereof and during the term and interest of the Lessee therein. Reference is here made to the Lease for a full statement of its terms and conditions. Assignor was assigned all of the right, title and interest, and assumed all of the obligations, of the Lessee under the Lease pursuant to an Assignment and Assumption of Lease dated as of October 1, 1997 by and between Assignor and Assignee (the "Assignment").

         2. Assumption by Assignee. Assignee assumes, and does hereby covenant and agree with Assignor to fully and faithfully pay, perform, keep, observe, meet and discharge, from and after the effective date hereof, all of the duties, responsibilities, undertakings and obligations of the Lessee that accrue under the Lease from and after the effective date hereof, including, without limitation, the payment of rent, and Assignee agrees to be bound from and after the effective date hereof by all of the terms, conditions, covenants and agreements of the Lease. Assignee hereby covenants and agrees that it will indemnify and hold and save harmless the Assignor from and against all liabilities, obligations, claims, demands, costs or expenses (including reasonable attorneys fees) incurred or suffered by, or asserted against, Assignor as a result of or on account of the failure of Assignee to observe and perform any of the duties, responsibilities and obligations of the Lessee which shall accrue or arise under the Lease on and after the effective date hereof.

         3. Termination of Assignment. The Assignment is terminated as of the effective date hereof and declared to be of no further force and effect, and Lessee shall have no further duties or obligations under or in respect of the Assignment.

         4. No Change. It is understood and agreed by the parties hereto that this Assignment does not extend the terms of the Lease or change the consideration given therefor in any form. This instrument shall not have the effect of in any way modifying, amending, supplementing or abridging the Lease or any of its provisions as the same are now or may hereafter be in force and effect.

         5. Effective Date. This Assignment shall be effective as of 12:01 a.m., EST, on May 1, 2002.

         6. Governing Law. This Assignment shall be interpreted, construed and governed according to the laws of the State of North Carolina.

         7. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the Assignor, and Assignee.


                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed to be effective as of the effective date stated herein.


                                    ASSIGNEE:


                                    By:
                                       ----------------------------------------
                                       A. Steve Pierce

                                    By:
                                       ----------------------------------------
                                       Mary Lou Pierce


                                    ASSIGNOR:

                                    DIVERSICARE ASSISTED LIVING
                                    SERVICES NC, LLC


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                   EXHIBIT E

                          BILL OF SALE AND ASSIGNMENT


ASSIGNOR: DIVERSICARE ASSISTED LIVING SERVICES NC, LLC, a Tennessee limited liability company

ASSIGNEE:
          ---------------------------------------------------------------------

         THIS BILL OF SALE AND ASSIGNMENT ("Assignment") is made and entered into effective as of the Effective Date set forth herein by and between

___________________________________________________________________ ("Assignee)
and Diversicare Assisted Living Services NC, LLC, a Tennessee limited liability company ("Assignor").

                                  WITNESSETH:

         WHEREAS, Assignor and Assignee, and certain of their affiliates, have entered into a certain Lease Termination and Operations Transfer Agreement dated as of March __, 2002 (the "Termination Agreement") pursuant to which Assignor has agreed to transfer and deliver to Assignee certain personal property used by Assignor in the operation of certain adult care home facilities and related properties (the "Facilities") described therein;

         NOW THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, and pursuant to the Termination Agreement, the parties hereto agree as follows:

         1. Sale and Assignment. Assignor hereby bargains, sells, conveys, assigns, transfers, and delivers to Assignee, its successors and assigns, forever, all right, title and interest of Assignor in and to the following property owned, leased, used or held by Assignor and located at or used in connection with, and necessary to the operation of, the Facilities described on Exhibit A attached hereto (collectively the "Assets"):

                  (a) All furniture, furnishings, trade fixtures, fittings, computers, appliances, apparatus, equipment, machinery, tools, leasehold improvements and fixtures, and all other tangible personal property of every kind and description, together with all accessions, additions, attachments, accessories, appurtenances and replacements parts thereto and thereof (collectively, "Personal Property");

                  (b) All assignable warranties, surety agreements or guaranties (express or implied) issued in connection with or arising out of the purchase, construction, repair or replacement of any of the foregoing Personal Property, and all rights of Assignor which have accrued or may accrue thereunder;

                  (c) All inventories of consumable and disposable goods and supplies of every kind and description, including without limitation, raw materials, work in progress, stock in trade, finished goods, supplies, paper, food, cleaning materials, disposables, linens, office supplies, drugs and medical supplies (collectively, "Inventory");

                  (d) All resident, medical, clinical, personnel files and other records related to the Facilities (including both hard and microfiche copies) and all books and records used in operating the Facilities;

                  (e) All motor vehicles including, but not limited to, those vehicles listed on Exhibit A, attached hereto (collectively, the "Vehicles");

                  (f) All contract and leasehold rights and interests pursuant to contracts for purchase or lease of personal property, construction contracts, contracts for purchase, sale or lease of equipment, goods or services currently furnished or to be furnished in connection with the Facilities and that are expressly assumed by Assignee pursuant to the Termination Agreement;

                  (g) All trade names under or by which the Facilities may be operated or known and all trademarks, trade names and goodwill related to the Facilities or the operation of the business of the Facilities; and

                  (h) All books and records pertaining to the above described Assets, including the policies procedures and operations manual specific to each Facility as in place at the time such Facility was leased to Lessee.

         2. Excluded Assets. The following items of property are expressly excluded from the transfer of the Assets provided for herein and for purposes of this Assignment are not, and shall not be deemed to be, a part of the "Assets" described herein: (i) any leased property that is the subject of a Declined Contract (as defined in Paragraph 8 of the Termination Agreement, (ii) Assignor's wide area network and associated software provided on the Diversicare wide area network, (iii) Assignor's continuous quality improvement program, manuals and materials, management information systems, policy, procedure and educational manuals and materials, and similar proprietary property of Assignor, and (iv) any rights in or to the use of the name "Advocat" or "Diversicare", or any derivative thereof. Anything to the contrary herein notwithstanding, Lessor shall be entitled to receive all operations, policies and procedures manual specific to individual Facilities as in place at the time the Facility was leased to Lessee.

         3. Rights Assigned. It is acknowledged that as to any Assets, or any part thereof, located at and used, held or maintained in connection with the operation of the Facilities that are leased and not owned by Assignor, Assignor is not selling or conveying such Assets but is only assigning its rights, if any, in and to those Assets to Assignee and the term "Assets" includes, as to those items, the leasehold interest only of Assignor, together with any options to purchase any of said items and any additional or greater rights with respect to such items which Assignor may have the right to hereafter acquire.

         4. As Is/Where Is. The Assets hereby conveyed and assigned are being transferred to and accepted by Assignee "as-is" "where-is", without any warranty, express or implied, statutory or otherwise, and including without limitation any warranty as to condition, merchantability or fitness for a particular purpose, all of which warranties (both express and implied) Assignor hereby disclaims.

         5. Delivery of Documents; Further Assurances. Simultaneously with the execution of this Assignment, Assignor has caused to be delivered to Assignee all agreements, books, instruments, documents, records, invoices, manuals, warranties and other materials, records and documents evidencing or relating to the Assets transferred hereby. If additional records or documents evidencing or relating to the Assets are subsequently found or received by Assignor, Assignor will immediately forward them to Assignee. Assignor further agrees to cooperate with Assignee and to execute and deliver, or cause to be executed and delivered, any and all such further documents, instruments, materials or records, including motor vehicle certificates of title, as may be necessary or required or reasonably requested by Assignee in order to further perfect Assignee's right, title and interest in and to the Assets and to otherwise carry out the intent and purpose of this Assignment.

         6. Attorney-In-Fact. To assure the full effectiveness of this Assignment with respect to the Vehicles transferred hereby, Assignor hereby constitutes and appoints Assignee its true and lawful attorney, with full power of substitution, for Assignor and in its name and stead or otherwise, to demand or receive from time to time any and all of the Vehicles, to give receipts and releases for or in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of Assignor or otherwise any and all proceedings at law, in equity or otherwise, which Assignee reasonably may deem proper, in order to collect, assert or enforce any claim, right or title of any kind of Assignee in or to the Vehicles and to defend or compromise any or all actions, suits or proceedings with respect to any of the Vehicles and in general, to do all acts and things in relation to the Vehicles as Assignee reasonably may deem desirable; Assignor declaring that the appointment made and the powers granted by this Assignment are coupled with an interest and are not and shall not be revocable by Assignor.

         7. Effective Date. This Assignment shall be effective as of 12:01 a.m., EST, on the lst day of May, 2002.

         8. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the Assignor and Assignee.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Instrument to be executed as of effective date stated herein.


                                    ASSIGNOR:

                                    DIVERSICARE ASSISTED LIVING
                                    SERVICES NC, LLC

                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                    ASSIGNEE:

                                    [-------------------------------]
                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                   EXHIBIT A

                                 MOTOR VEHICLES

                                   EXHIBIT F

                              TERMINATED EMPLOYEES


                                      None

                                   EXHIBIT G

                      ASSIGNMENT OF OCCUPANCY AGREEMENTS,
                SECURITY AND OTHER DEPOSITS, SERVICE AGREEMENTS
                            AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT OF OCCUPANCY AGREEMENTS, SECURITY AND OTHER DEPOSITS, SERVICE AGREEMENTS AND ASSUMPTION AGREEMENT (the "Assignment") is made effective as of the Effective Date set forth herein by and between ______________________________ ("Assignee") and DIVERSICARE ASSISTED LIVING SERVICES NC, LLC, a Tennessee limited liability company ("Assignor").

                                  WITNESSETH:

         Assignor and Assignee, and certain of their affiliates, have entered into a Lease Termination and Operations Transfer Agreement dated as of March ___, 2002 (the "Termination Agreement") pursuant to which Assignor will surrender, transfer and deliver to Assignee possession and control of certain real and personal property located in North Carolina for use and operation as adult care home facilities.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Termination Agreement, the parties hereto agree as follows:

         1. Assignment. Assignor hereby assigns, transfers, sells, conveys and delivers to Assignee, its successors and assigns, forever, all right, title and interest of Assignor in and to the following assets (the "Assets"):

                  (i) All admissions policy agreements, patient's rights agreements and/or any other patient or resident tenancy or occupancy agreements (collectively, "Occupancy Agreements") with residents or patients covering rooms or units in the adult care home facilities described on Exhibit A attached hereto, and any and all security or other deposits and/or trust accounts related to the Occupancy Agreements (the "Accounts"); and

                  (ii) All operating contracts or agreements with third parties for the sale, lease or provisions of goods, services or equipment in connection with the use, enjoyment, occupancy or operation by Assignor of the adult care home facilities described on Exhibit A attached hereto ("Service Agreements").

         2. Delivery and Receipt of Documents. Simultaneously with the execution of this Assignment, Assignor have delivered or caused to be delivered the originals or true, correct and complete copies of the Occupancy Agreements and the Service Agreements, and any modifications, renewals or extensions thereof, to the extent the same are available and in written form, together with appropriate documentation, evidencing the Accounts, the name of each resident and the amount held on his or her behalf hereby transferred, and all other agreements, instruments, ledgers, books of account or other records or documents relating to the Assets hereby assigned and transferred. If additional records or documents are found or received, Assignor will immediately forward them to Assignee.

         3. Assumption of Occupancy Agreements. Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Occupancy Agreements required to be performed on the part of Assignor which shall arise or accrue on or after the effective date hereof, including, but not limited to, the obligation to repay to residents, in accordance with the terms of such Occupancy Agreements, all Accounts, trust account deposits and any security deposits actually delivered by Assignor to and received by Assignee in accordance with the Termination Agreement and required to be repaid by the terms of such Occupancy Agreements. In connection herewith, Assignee agrees to indemnify and save and hold harmless Assignor from any and all liabilities, obligations, claims, costs, expenses (including, without limitation, reasonable attorneys' fees) or causes of action existing in favor of or asserted by other parties to the Occupancy Agreement, or hereafter incurred or suffered by Assignor, arising out of or relating to Assignee's failure to perform any of the obligations of Assignor under the Occupancy Agreements on and after the effective date hereof or to repay any trust account or security deposits actually received by Assignee where required to do so. Nothing herein shall be construed so as to limit Assignee's rights under the Occupancy Agreements or at law or in equity to terminate such Occupancy Agreements, and Assignee shall not be liable to Assignors or any other party for such proper termination, nor shall anything herein prevent Assignee from asking residents to sign new Occupancy Agreements with Assignee.

         4. Assumption of Service Agreements. Assignee hereby assumes and agrees to perform all of the terms, covenants and conditions of the Service Agreements required to be performed on the part of Assignor which shall arise or accrue on and after the effective date hereof, and hereby agrees to indemnify, save and hold harmless Assignor from any and all liabilities, obligations, claims, costs, expenses (including, without limitation, reasonable attorneys' fees) or causes of action existing in favor of or asserted by other parties to the Service Agreements, or hereafter incurred or suffered by Assignor, arising out of or relating to Assignee's failure to perform any of the obligations of Assignor under the Service Agreements on and after the effective date hereof. Nothing herein shall be construed so as to limit Assignee's rights under the Service Agreements or at law or in equity to terminate such Service Agreements after the effective date hereof, and Assignee shall not be liable to Assignor or any other party for such proper termination.

         5. Indemnification by Assignor. Assignor hereby agrees to indemnify, save and hold harmless Assignee from and against all liabilities, obligations, claims, costs, expenses (including, without limitation, reasonable attorneys' fees) or causes of action existing in favor of or asserted by other parties to the Occupancy Agreements or the Services Agreements, or hereafter incurred or suffered by Assignee, arising out of or resulting from Assignor's failure to perform any of the obligations of Assignor under the Occupancy Agreements or the Service Agreements prior to the effective date hereof.

         6. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of Assignors and Assignee.

         7. Effective Date. This Assignment shall be effective as of 12:01 a.m., EST, May 1, 2002.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment to be effective as of the effective date stated herein.


                                    ASSIGNOR:

                                    DIVERSICARE ASSISTED LIVING SERVICES NC,
                                    LLC


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


                                    ASSIGNEE:

                                    [                                        ]
                                     ----------------------------------------
                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                   EXHIBIT A
           TO ASSIGNMENT OF OCCUPANCY AGREEMENTS, SECURITY AND OTHER
             DEPOSITS, SERVICE AGREEMENTS AND ASSUMPTION AGREEMENT

                           Adult Care Home Facilities

                                   EXHIBIT H

                               DECLINED CONTRACTS

Lessors have advised Lessee that Lessors do not intend to assume any of the Service Contracts applicable to the Facilities, except for the following contracts or agreements:

         1. The offsite apartment lease for the administrator at the Light House Village Facility.

         2. The NTFC Capital Corporation telephone equipment lease for the telephone system at the Heritage Care of Elizabeth City Facility.